UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 5, 2005
BENJAMIN FRANKLIN BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-51194	04-3336598

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

58 Main Street, Franklin, Massachusetts	02038

Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (508) 528-7000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Agreement.
     On December 5, 2005, the Company’s wholly-owned subsidiary, Benjamin Franklin Bank, entered into the following material agreements (each a “SERP”). The Company disclosed its intention to enter into these agreements in the prospectus used in connection with its mutual to stock conversion.
1.	Amended and Restated Supplemental Retirement Agreement with Thomas R. Venables (the Company’s President and Chief Executive Officer).

2.	Supplemental Retirement Agreement with Claire S. Bean (the Company’s Executive Vice President and Chief Financial Officer).
     Mr. Venables’s SERP amends and restates his prior Salary Continuation Agreement dated as of August 22, 2002 (the “original SERP”). Under the terms of his original SERP, Mr. Venables was entitled to an annual retirement benefit at age 65, payable in monthly installments for a period of 20 years, equal to 75% of his total compensation for the last full calendar year of employment, but reduced by his annual annuity retirement benefit from Benjamin Franklin Bank’s contributions to his 401(k) plan and his annual social security benefit. Mr. Venables was also entitled to a reduced benefit upon retirement prior to age 65, equal to the liability then accrued on Benjamin Franklin Bank’s books for the costs of benefits payable pursuant to his original SERP.
     Under Mr. Venables’s amended SERP, the retirement benefit is now based upon his final average compensation (for the three years of the final 10 calendar years in which his compensation was highest), rather than his total compensation for his last full year of employment. SERP payments will be made to Mr. Venables upon the earlier to occur of his separation from service or his attaining age 65, rather than at age 65. All payments will be made in a single lump sum representing the present value of a 20-year stream of payments that is assumed to commence at age 65. Such 20 year stream of payments will be reduced by amounts payable to Mr. Venables (i) as his annual annuity retirement benefit from Benjamin Franklin Bank’s contributions to his 401(k) plan (as was the case under the original SERP); (ii) under the Benjamin Franklin Bancorp employee stock ownership plan and benefit restoration plan, and (iii) by one-half of his annual social security benefit (instead of the full amount of his annual social security benefit). As was the case with the original SERP agreement, certain additional provisions will also apply in the event of a change in control of Benjamin Franklin Bancorp.
     Mr. Venables’s SERP was also amended to comply with a new provision of the Internal Revenue Code, Section 409A, which became effective January 1, 2005, and applies to deferred compensation arrangements. In order to comply with Section 409A, the SERP was amended to (i) provide that any payment upon termination of employment, other than in the case of death or disability, shall not be made until at least 6 months after such termination and (ii) remove the potential for Benjamin Franklin Bancorp or Mr. Venables to exercise discretion with regard to the timing of payment under the SERP (and to greatly limit any potential for discretion in the form of such payment).
     Ms. Bean’s SERP is virtually identical to Mr. Venables’s amended and restated SERP, except that her benefit is based on payments equal to 65% (rather than 75%, as is the case for Mr. Venables) of her final average compensation.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

10.4.1	Amended and Restated Supplemental Retirement Agreement with Thomas R. Venables

10.4.2	Supplemental Retirement Agreement with Claire S. Bean

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENJAMIN FRANKLIN BANCORP, INC.
Date: December 8, 2005	By:	/s/ Claire S. Bean
Claire S. Bean
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)